Exhibit 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 25, 2002

Ladies and Gentlemen:

We have read paragraphs one through three of Item 4 included in the Form 8-K dated June 25, 2002 of FirstFed Bancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP


\s\ David J. Turner, Jr.
------------------------
David J. Turner, Jr.

caw


Copy to:
          Mrs. Lynn J. Joyce
          Executive Vice President and Chief Financial Officer
          FirstFed Bancorp, Inc.